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                             ZIONS FINANCIAL CORP.

                               OFFER TO EXCHANGE
           ITS FIXED/FLOATING RATE GUARANTEED NOTES DUE MAY 15, 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
             FIXED/FLOATING RATE GUARANTEED NOTES DUE MAY 15, 2011

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON SEPTEMBER 6, 2001, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

    Zions Financial Corp., a Delaware corporation (the "Issuer"), is offering, upon the terms and subject to the conditions set forth in the Prospectus dated August 7, 2001 (the "Prospectus") and the accompanying Letter of Transmittal enclosed herewith (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $200,000,000 of its Fixed/Floating Rate Guaranteed Notes due May 15, 2011 (the "New Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding Fixed/Floating Rate Guaranteed Notes due May 15, 2011 (the "Old Securities"). As set forth in the Prospectus, the terms of the New Securities are identical in all material respects to the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances described in the Exchange and Registration Rights Agreement (as defined in the Prospectus). Old Securities may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

    THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.  the Prospectus, dated August 7, 2001;

        2. the Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Securities);

        3. a form of letter which may be sent to your clients for whose accounts you hold Old Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

        4.  a Notice of Guaranteed Delivery; and

        5. a return envelope addressed to Chase Manhattan Bank and Trust Company, National Association (the "Exchange Agent").

    YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 6, 2001, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD SECURITIES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.
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    In all cases, exchanges of Old Securities pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Securities, or a book-entry confirmation (as defined in the Prospectus), as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Prospectus) and (c) any other required documents.

    Holders who wish to tender their Old Securities and (i) whose Old Securities are not immediately available or (ii) who cannot deliver their Old Securities, the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 P.M., New York City time, on September 6, 2001 must tender their Old Securities according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery" in the Prospectus.

    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Securities residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

    Neither Zions Bancorporation ("Zions") nor the Issuer will make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. Zions will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Zions will pay or cause to be paid any transfer taxes payable on the transfer of Old Securities to it, except as otherwise provided in Instruction 10 of the Letter of Transmittal.

    Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus.

                                          Very truly yours,
                                          ZIONS FINANCIAL CORP.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE ISSUER, ZIONS, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.